UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On June 4, 2019, Sierra Oncology, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 and incorporated by reference herein announcing that it has obtained regulatory clarity with the U.S. Food and Drug Administration (the “FDA”) concerning the design of a Phase 3 clinical trial for momelotinib intended to support potential registration of this differentiated drug candidate for the treatment of previously JAK inhibitor treated myelofibrosis patients. Following receipt of this clarity, the Company also announced the design of the MOMENTUM Phase 3 clinical trial in myelofibrosis, planned for launch in Q4 2019.

On June 5, 2019, the Company issued a press release attached hereto as Exhibit 99.2 and incorporated by reference herein announcing that the FDA has granted Fast Track designation to momelotinib, a JAK1, JAK2 and ACVR1 inhibitor, for the treatment of patients with intermediate/high-risk myelofibrosis who have previously received a JAK inhibitor.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated June 4, 2019.

99.2	Press release dated June 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: June 5, 2019	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer